EXHIBIT 10.1

AGREEMENT FOR SHARE EXCHANGE

AGREEMENT FOR SHARE EXCHANGE

THIS AGREEMENT FOR SHARE EXCHANGE (this “Agreement”) is dated as of April 7, 2006, by and among Grand Canal Entertainment, Inc., a Delaware corporation (the "Buyer", “GCNL” or the “Company”) and Tagalder C3 Holdings, Inc., a BVI corporation (“TAGALDER” or the “Acquiree”), and NT HOLDING CORP., the sole shareholder of TAGALDER (“NTHH”)

RECITALS:

GCNL and TAGALDER desire to complete a share exchange transaction pursuant to which GCNL shall acquire all of the issued and outstanding stock of TAGALDER solely in exchange for the issuance of shares of voting stock of GCNL; and

The Board of Directors of GCNL and the Board of Directors of TAGALDER have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

NTHH is the sole owner of all of the issued and outstanding common stock of TAGALDER; and

TAGALDER owns 51% of Shanxi Jinyan Coal and Chemical Company Limited, a PRC incorporated entity through Shanxi Fujia Coking and Chemical Company Limited, a PRC company; and

THE PARTIES desire to make certain representations, warranties and agreements in connection with completion of the proposed share exchange transaction.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I
THE EXCHANGE

1.1 The Exchange. At the Closing (as hereinafter defined), GCNL shall acquire all of the issued and outstanding stock of TAGALDER from NTHH. Consideration to be issued by GCNL shall be a total of 39,702,080 shares of its common stock (the “Exchange Shares”) in exchange for 1,000 shares of TAGALDER, representing 100% of the issued and outstanding stock of TAGALDER. The Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law. GCNL has a total of authorized capital of 100,000,000 shares and at closing will have a total of 45,116,000 shares issued and outstanding.

1.2 Closing and Effective Time. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the first business day on which the last of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived or (ii) at such time and place as the parties hereto may agree. Such date shall be the date of Exchange (the "Effective Time"). Effective Time shall be no later than April 21, 2006

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of GCNL. GCNL represents and warrants to TAGALDER and NTHH as follows:

(a) Organization, Standing and Power. GCNL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) Reserved.

(c) Certificate of Incorporation, Bylaws, and Minute Books. The copies of the Articles of Incorporation and of the Bylaws of GCNL which have been delivered to TAGALDER are true, correct and complete copies thereof. The minute book of GCNL, which has been made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of GCNL since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

(d) Authority. GCNL has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of GCNL. No other corporate or shareholder proceedings on the part of GCNL are necessary to authorize the Exchange, or the other transactions contemplated hereby.

(e) Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of GCNL or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to GCNL which violation would have a material adverse effect on GCNL taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to GCNL in connection with the execution and delivery of this Agreement by GCNL or the consummation by GCNL of the transactions contemplated hereby.

(f) Books and Records. GCNL has made and will make available for inspection by TAGALDER upon reasonable request all the books of GCNL relating to the business of GCNL. Such books of GCNL have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to TAGALDER by GCNL are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g) Compliance with Laws. GCNL is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(h) Dilutive Securities. GCNL has no dilutive securities of any kind, including but not limited to warrants, options or employee stock options outstanding.

(i) Reserved.

(j) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of GCNL, threatened against or affecting GCNL which is reasonably likely to have a material adverse effect on GCNL, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against GCNL having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k) Tax Returns. GCNL has duly filed or will file prior to Closing any tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities. There are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted upon GCNL.

2.2 Representations and Warranties of TAGALDER. TAGALDER represents and warrants to GCNL as follows:

(a)  Organization, Standing and Power. TAGALDER is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) Capital Structure. The authorized capital stock of TAGALDER consists of fifty thousand (50,000) shares of Common Stock with par value of United States One Dollar ($1.00) per share. As of the date of execution of this Agreement, it has a total of one thousand (1,000) share of common stock issued and outstanding. All outstanding shares of TAGALDER stock are validly issued, fully paid and non assessable and not subject to preemptive rights or other restrictions on transfer. All of the issued and outstanding shares of TAGALDER were issued in compliance with all applicable securities laws. There are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from TAGALDER at any time, or upon the happening of any stated event, any share of the capital stock of TAGALDER.

(c) Certificate of Incorporation, Bylaws and Minute Books. The copies of the Certificate of Incorporation and of the other corporate documents of TAGALDER which have been delivered to GCNL are true, correct and complete copies thereof. The minute books of TAGALDER which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of TAGALDER since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

(d) Authority. TAGALDER has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by the holders of 100% of its issued and outstanding shares which are entitled to vote to approve the proposed transaction, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or shareholder proceedings on the part of TAGALDER are necessary to authorize the Exchange and the other transactions contemplated hereby.

(e) Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of TAGALDER or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TAGALDER or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to TAGALDER in connection with the execution and delivery of this Agreement by TAGALDER, or the consummation by TAGALDER of the transactions contemplated hereby.

(f) Subsidiary and Business. TAGALDER owns 100% of Hopeful Asia Limited, a Hong Kong company, which owns 75% of Shanxi Fujia Coking and Chemical Company Limited, a wholly owned foreign enterprise incorporated in China ("FJCC") that owns a 20 years drilling rights of a coke mine property called Yong'an Coal Mine, located in Xixinzhuang Town of Xiaoyi City, Shanxi Province, China. Also, FJCC shall complete its procedures to acquire 51% ownership of Shanxi Jinyan Coal and Chemical Company Limited, a company incorporated in China ("Shanxi Jinyan") engages in businesses of coal processing, chemical products manufacturing and power generations. TAGALDER, FJCC and Shanxi Jinyan shall hereinafter be referred to as the "Acquired Entities."

(g) Books and Records. TAGALDER has made and will make available for inspection by GCNL upon reasonable request all the books of account, relating to the business of the Acquired Entities. Such books of account of the Acquired Entities have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to GCNL by TAGALDER are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(h) Compliance with Laws. The Acquired Entities are and have been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to each ot them, their properties or the operation of their respective businesses.

(i) Liabilities and Obligations. Acquired Entities has no material liabilities or obligations (absolute, accrued, contingent or otherwise) except those stated in the latest audited financial statements filed by NTHH with Security and Exchange Commission for NTHH’s year ending December 31, 2005.

(j) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of any of the Acquired Entities threatened against or affecting such Acquired Entity, which is reasonably likely to have a material adverse effect on TAGALDER or any of the Acquired Entities, taken as a whole, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any of the Acquired Entities having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k) Taxes. Each of the Acquired Entities has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and each of the Acquired Entities has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. TAGALDER knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore.

(l) Licenses, Permits; Intellectual Property. Each of the Acquired Entities owns or possesses in the operation of its business all material authorizations which are necessary for it to conduct its business as now conducted. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

2.3 Representations and Warranties of NTHH. By execution of this Agreement, NTHH represents and warrants to GCNL as follows:

(a) Shares Free and Clear. The shares of TAGALDER which NTHH owns are free and clear of any liens, claims, options, charges or encumbrances of any nature.

(b) Unqualified Right to Transfer Shares. NTHH has the unqualified right to sell, assign, and deliver the shares of TAGALDER and, upon consummation of the transactions contemplated by this Agreement, GCNL will acquire good and valid title to such shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

(c) Agreement and Transaction Duly Authorized. NTHH is authorized to execute and deliver this Agreement and to consummate the share exchange transaction described herein. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which such NTHH is a party or by which such NTHH is bound.

(d) Share Ownership. NTHH is presently the sole shareholder of TAGALDER, and owns a total of 1,000 shares.

ARTICLE III
COVENANTS RELATING TO CONDUCT OF BUSINESS

3.1 Covenants of TAGALDER and GCNL. During the period from the date of this Agreement and continuing until the Effective Time, TAGALDER, the Acquired Entities and GCNL each agree as to themselves (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

(a) Ordinary Course. Each party shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

(b) Dividends; Changes in Stock. No party shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or (ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

(c) Issuance of Securities. No party shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

(d) Governing Documents. No party shall amend or propose to amend its Articles of Incorporation or Bylaws.

(e) No Dispositions. Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party.

(f) Indebtedness. No party shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

3.2  Other Actions. No party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Exchange set forth in Article V not being satisfied.

ARTICLE IV
ADDITIONAL AGREEMENTS AND RELATED TRANSACTIONS

4.1 Restricted GCNL Shares. The Exchange Shares will not be registered under the Securities Act, but will be issued pursuant to applicable exemptions from such registration requirements for transactions not involving a public offering and/or for transactions which constitute “offshore transactions” as defined in Regulation S under the Securities Act of 1933. Accordingly, the Exchange Shares will constitute "restricted securities" for purposes of the Securities Act and the holders of Exchange Shares will not be able to transfer such shares except upon compliance with the registration requirements of the Securities Act or in reliance upon an available exemption therefrom. The certificates evidencing the Exchange Shares shall contain a legend to the foregoing effect and the holders of such shares shall deliver at Closing an Investment Letter acknowledging the fact that the Exchange Shares are restricted securities and agreeing to the foregoing transfer restrictions.

4.2 Access to Information. Upon reasonable notice, GCNL and TAGALDER shall each afford to the officers, employees, accountants, counsel and other representatives of the other company, and with respect to TAGALDER, the Acquired Entities, access to all their respective properties, books, contracts, commitments and records and, during such period, each of GCNL and TAGALDER shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

4.3 Legal Conditions to Exchange. Each of GCNL and TAGALDER shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Exchange and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or upon any of their related entities or subsidiaries in connection with the Exchange. Each party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by GCNL or TAGALDER or any of their related entities or subsidiaries in connection with the Exchange or the taking of any action contemplated thereby or by this Agreement.

4.4 Board of Directors and Officers. There should be no change in the board of directors of TAGALDER

4.5 Potential Rescission. Immediately upon execution of this Agreement TAGALADER and NTHH shall seek any and all consents required for completion of the acquisition of Shanxi Jinyan. In the event TAGALDER and NTHH fail to obtain such consent or clear the government procedures required to complete such acquisition on or before May 31, 2006, GCNL and R Capital shall have the option to require TAGALDER to rescind the share exchange transaction contemplated by this Agreement and unwind the transaction.

ARTICLE V
CONDITIONS PRECEDENT

5.1 Conditions to Each Party's Obligation To Effect the Exchange. The respective obligations of each party to effect the Exchange shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

5.2 Conditions to Obligations of GCNL. The obligation of GCNL to effect the Exchange is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by GCNL:

(a) Representations and Warranties. The representations and warranties of TAGALDER and of NTHH set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and GCNL shall have received a certificate signed on behalf of TAGALDER by the President of TAGALDER and a certificate signed by NTHH to such effect.

(b) Performance of Obligations of TAGALDER. TAGALDER shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and GCNL shall have received a certificate signed on behalf of TAGALDER by the President to such effect.

(c) Closing Documents. GCNL shall have received such certificates and other closing documents as counsel for GCNL shall reasonably request.

(d) Reserved..

(e) Consents. TAGALDER shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of GCNL, individually or in the aggregate, have a material adverse effect on TAGALDER, the Acquired Entities, and of their subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. TAGALDER shall also have received the approval of NTHH in accordance with applicable law.

(f) Due Diligence Review. GCNL shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of TAGALDER and the Acquired Entities and shall not have determined that any of the representations or warranties of TAGALDER or NTHH contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that TAGALDER or NTHH is otherwise in violation of any of the provisions of this Agreement.

(g) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of GCNL, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against TAGALDER, the consequences of which, in the judgment of GCNL, could be materially adverse to TAGALDER.

(h) Reserved.

5.3 Conditions to Obligations of TAGALDER. The obligation of TAGALDER to effect the Exchange is subject to the satisfaction of the following conditions unless waived by TAGALDER:

(a) Representations and Warranties. The representations and warranties of GCNL set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, TAGALDER shall have received a certificate signed on behalf of GCNL by the President to such effect.

(b) Performance of Obligations of GCNL. GCNL shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and TAGALDER shall have received a certificate signed on behalf of GCNL by the President to such effect.

(c) Closing Documents. TAGALDER shall have received such certificates and other closing documents as counsel for TAGALDER shall reasonably request.

(d) Consents. GCNL shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

(e) Due Diligence Review. TAGALDER shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of GCNL and shall not have determined that any of the representations or warranties of GCNL contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that GCNL is otherwise in violation of any of the provisions of this Agreement.

(f) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of TAGALDER, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against GCNL the consequences of which, in the judgment of TAGALDER, could be materially adverse to GCNL.

ARTICLE VI
TERMINATION AND AMENDMENT

6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a) by mutual consent of GCNL and TAGALDER;

(b) by either GCNL or TAGALDER if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable; or

(c) Reserved.

6.2 Effect of Termination. In the event of termination of this Agreement by either TAGALDER or GCNL as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

6.3 Amendment. This Agreement may be amended by mutual agreement of GCNL, TAGALDER and the NTHH, provided that in the case of GCNL and TAGALDER, any such amendment must authorized by their respective Boards of Directors, and to the extent required by law, approved by their respective NTHH. Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

6.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VII
GENERAL PROVISIONS

7.1 Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of three years from the date of this Agreement.

7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to GCNL:

Grand Canal Entertainment, Inc.
c/o Cutler Law Group
3206 West Wimbledon Drive
Augusta, GA 30909
Attn: M. Richard Cutler
Telephone: (706) 738-4122
Facsimile: (706) 738-1966
Email: rcutler@cutlerlaw.com

(b) If to TAGALDER:

8/Floor
No. 211 Johnston Road
Wanchai
Hong Kong
Telephone: 852-2836-6202
Facsimile: 852-2836-0762

(c) If to the NTHH, at the addresses of TAGALDER.

7.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

7.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Delaware state court or any federal court in the State of Delaware in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

7.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

7.8 Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

7.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, this Agreement for Share Exchange has been signed by the parties set forth below as of the date set forth above.

GRAND CANAL ENTERTAINMENT, INC.

By: /s/ M. Richard Cutler, President

TAGALDER C3 HOLDING, INC.

By: /s/ Chun Ka Tsun, CEO

NTHH:
By: /s/ Chun Ka Tsun, CEO